Exhibit 10.5

DIETARY INGREDIENT

LIMITED EXCLUSIVE LICENSE AND SUPPLY AGREEMENT

This Agreement (“Agreement”) is made effective August 1st, 2006 (“Effective Date”), by and between FHG Corporation d/b/a: Integrity Nutraceuticals International, Inc. with offices at 201 Field End Street, Sarasota, Florida 34240 (“Integrity”) and iSatori Technologies, LLC., with offices at 15000 W. 6th Ave., Suite 202, Golden, Colorado 80401 (“ISATORI”).

WHEREAS, Integrity develops and manufactures nutritional supplements and consumer health products for various brands and channels of distribution and owns certain technology and intellectual property relating to Ingredients (defined below); and

WHEREAS, ISATORI is skilled in marketing nutrition products through selected marketing channels and wishes to use Ingredients and Trademarks owned by Integrity; and

WHEREAS, Integrity desires to license ISATORI to manufacture, market and sell Dietary Supplements (defined below) containing Ingredients (defined below) upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of their mutual agreements and covenants, Integrity and ISATORI agree as follows:

1.

Definitions.

(a)

“Ingredients” means Cinnulin PF® (a Water Extract of Cinnamon) and RazberiK™ (A ketone of Rasberry) manufactured by or on behalf of Integrity. These ingredients in any combination with Elderberry or Elderberry extracts.

(b)

“Lead Ingredients” means (i) the only ingredients listed, (ii) the only ingredients appearing other than in a listing of ingredients, or (iii) the ingredients appearing most prominently in a listing of multiple ingredients.

(c)

“Dietary Supplement” means a dietary supplement, as defined in Section 201 of the Dietary Supplement Health and Education Act of 1994 (21 U.S.C. 321), intended for oral ingestion by humans.

(d)

“Approved Territory” means the United States of America, Canada, Australia, New Zealand, Italy and United Kingdom.

(e)

“Authorized Trade Channels” means all channels of trade within the nutrition and dietary supplements segments (e.g., specialty stores such as GNC, internet stores such as drugstore. com, mass stores such as Wal-mart, drug, grocer and convenience).

(f)

“Approved Indication” means weight or fat loss, and or potentiate insulin and or glucose disposal in healthy people. This license specifically excludes any marketing to or application for hyperglycemic patients as covered by US Patent Number: 6,200,569.

(g)

“Product” means any Dietary Supplement for oral consumption sold in final dosage form for an Approved Indication containing Ingredients in any combination of Cinnulin PF, Razberi-K and Elderberry, or Elderberry extracts.

(h)

“Claim” means a factual statement as to a biological property, function, feature, attribute or characteristic of Ingredient or Product.

(i)

“Integrity Patents” means the patents listed on Attachment A.

(j)

“Integrity Trademarks” means the trademarks identified in Attachment B.

(k)

“ISATORI Trademarks” means the trademarks identified in Attachment C.

(l)

“Valid Claim” means a claim in any unexpired issued Integrity Patent which has not been disclaimed or held invalid by a decision beyond the right of review.

2.

Grant.

(a)

Patents. Subject to the terms and conditions set forth in this Agreement, Integrity hereby grants to ISATORI, and ISATORI hereby accepts, a limited exclusive right and license under the Integrity Patents to make, use, distribute, sell and offer for sale Product in the Approved Territory through Authorized Trade Channels. ISATORI is granted no right or license hereunder to make or import Ingredients.

(i)

Limitations Upon Exclusivity. ISATORI acknowledges that the exclusive license granted herein is limited as certain existing customer of Integrity cannot be restricted from selling ingredients within the Product. Such existing customers have, prior to the Effective Date, entered into a license agreement with Integrity under which they may manufacture and sell Dietary Supplements containing Ingredient for an Approved Indication. Integrity agrees to use commercially reasonable efforts during the term of this Agreement to prevent the sale of the combination of Ingredients in section 1a by any other customers.

(b)

Trademarks. Integrity hereby grants to ISATORI, and ISATORI accepts from Integrity, a royalty-free, limited exclusive right and license, during the term of this Agreement, to reproduce and use Integrity Trademarks in connection with the marketing, promotion, advertising, sale and distribution of Products, and for no other purpose.

(i)

Mandated Trademark Usage. Integrity may designate a Cinnulin PF® and Razberi-K™ Trademark as the Integrity Primary Trademark. ISATORI shall, in its best efforts, disclose the Integrity Primary Trademark on all labels, packaging, advertising and promotional materials for Product. Integrity may, from time to time in its sole discretion, change the Integrity Trademark designated as the Integrity Primary Trademark. In the event Integrity changes the Primary Trademark, ISATORI will be given a period of six (6) months to sell any inventory of Product bearing the previous Integrity Primary Trademark. .

(ii)

Mandated Ingredient Listing. ISATORI agrees that Ingredients shall be the most prominently displayed Ingredients on all labels, packaging, advertising and promotional materials for Product.

3.

Payments.

(a)

Royalty. ISATORI and Integrity agrees this is a royalty-free Agreement.

(b)

Ingredient Supply Price. ISATORI agrees to be supplied an undisclosed volume of the Ingredients as defined in l.(a). above in the first, at rate of $250 per kilo for Cinnulin PF and $60 per kilo for Razberi-K, based on a minimum of 50 kilo combined ingredient purchases, which will be delivered to, and purchased by the designated ISATORI manufacturer.

(c)

Marketing CO-OP Rebates. Integrity agrees to annually rebate ISATORI for use of Integrity trademarks and materials on ISATORI packaging and marketing materials specific to the product as shown in the table below:

Annual Purchases of Ingredients as defined in l.(a). above (on Paid Invoices)

Up to $300,000 -	1.0 Percent Rebate
Up to $500,000 -	1.5 Percent Rebate
Up to $750,000 -	2.0 Percent Rebate
Up to $1,000,000 -	2.5 Percent Rebate
Greater than $1,000,000 -	3.0 Percent Rebate

Paid Invoices means all Invoice payments received by Integrity for the applicable calendar year prior to issuing the rebate check (i.e. less than 30 days after the calendar year end).

In the first and final calendar years covered by the License Agreement, the basis for rebates will be annualized for the number of months the License Agreement was in effect. For example, in first year, if the effective date of the license agreement is July 20th, the paid invoices amount would be multiplied by 12 months and divided by 5 months (the remaining months in the year) to arrive at the rebate basis amount.

Rebates are calculated on ISATORI’s designated manufacturers purchase cost of Ingredients from Integrity. Rebates are revoked if ISATORI’s designated manufacturer is delinquent in it’s payment of Invoices from Integrity for said Ingredients as follows: Average of over 15 days past due on payment of all Ingredients invoiced during current rebate period or over 30 days past due on any Ingredients invoiced during current rebate period.

All rebates earned will be paid within 30 days of the end of the calendar year.

4.

Minimum Ingredient Requirements.

(a)

First Year. ISATORI agrees to purchase a minimum of 1,000 kilos of Cinnulin PF and 900 kilos of Razberi K over a 12 month period from date of first shipment of raw materials to designated manufacture.

(b)

Failure to Purchase Minimums. Should ISATORI fail to meet or exceed the minimum volume set forth in this Section, Integrity shall have the right to convert the patent license granted under this Agreement from an exclusive license to a nonexclusive license upon thirty (30) days written notice to ISATORI.

5.

Expansion of Approved Territory.  ISATORI may have additional countries added to the list of Approved Territories, on a country-by-country basis, by (i) requesting and obtaining approval from Integrity to add each additional country, and (ii) agreeing upon a minimum annual royalty for each additional country.

(a)

Integrity Approval. Integrity agrees to provide ISATORI with a prompt response to each request by ISATORI for the addition of a country to the list of Approved Territories. Approval by Integrity may not be unreasonably withheld. A refusal to add a country must be accompanied by a detailed explanation for the refusal.

(b)

Minimum Required Purchases. Integrity and ISATORI understand and agree that the minimum required purchases of the Licensed Ingredients for each country will be determined as a percentage of the minimum required purchases established for the United States of America and the ratio of the then existing market in the given country for weight loss products and the then existing market in the United States of America for weight loss products. ISATORI has the burden of providing credible evidence as to the existing market in the given country for weight loss products and the then existing market in the United States of America for weight loss products.

6.

Quality Standards. ISATORI agrees to comply with the standards for use of Integrity Trademarks set forth in Attachment D. Integrity may make reasonable changes to such standards upon sixty (60) days notice to ISATORI prior to the implementation of such changes.

(a)

Right of Review. Upon written request, ISATORI shall provide Integrity with samples of any labels, brochures, literature, packaging or other materials which are created or intended for use by ISATORI in advertising, promotion, marketing or sale of a Product bearing a Integrity Trademark for purposes of verifying compliance with the standards established by Integrity in accordance with Section 6 above. ISATORI shall also permit Integrity, upon reasonable notice and at times reasonably acceptable to ISATORI, to examine any stocks of Product held by ISATORI to verify compliance with such standards. Integrity shall promptly advise ISATORI in the event of any failure by ISATORI to conform to the standards.

(b)

Corrective Measures. If Integrity gives ISATORI notice of any non-conformity with the standards established by Integrity in accordance with Section 6 above, ISATORI shall promptly take all reasonable steps or measures, at ISATORI’s sole cost and expense, necessary to correct such non-conformity and bring usage of the Integrity Trademarks into compliance with such standards.

7.

Continued Ownership of Rights.

(a)

Integrity Ownership. ISATORI acknowledges Integrity’s license of the Integrity Patents and ownership of the Integrity Trademarks and agrees that it will do nothing inconsistent with such ownership. ISATORI agrees that they will not attack or challenge Integrity’s ownership of the Integrity Patents and Integrity Trademarks nor attack or challenge the validity or enforceability of the Integrity Patents and Integrity Trademarks.

(b)

ISATORI Ownership. Integrity acknowledges ISATORI’s ownership of the ISATORI Trademarks and agrees that it will do nothing inconsistent with such ownership. Integrity agrees that they will not attack or challenge ISATORI’s ownership of the ISATORI Trademarks nor attack or challenge the validity or enforceability of the ISATORI Trademarks.

8.

Retained Rights.

(a)

Integrity Retained Rights.

(i)

Integrity Patents. Nothing in this Agreement shall be construed to grant ISATORI any right, title or interest in any Integrity Patent other than the limited license granted in Section 2(a) of this Agreement.

(ii)

Integrity Trademarks. Nothing in this Agreement shall be construed to grant ISATORI any right, title or interest in the Integrity Trademarks other than the limited license granted in Section 2(b) of this Agreement. ISATORI agrees not to use or seek registration of any Integrity Trademark or any designation which is confusingly similar to a Integrity Trademark.

(iii)

Integrity Copyrights. Nothing in this Agreement shall be construed to grant ISATORI any right, title or interest in any Integrity copyright.

(b)

ISATORI Retained Rights.

(i)

ISATORI Trademarks. Nothing in this Agreement shall be construed to grant Integrity a license or other right in the ISATORI Trademarks. Integrity agrees not to use or seek registration of any ISATORI Trademark or any designation which is confusingly similar to an ISATORI Trademark.

(ii)

ISATORI Trade Dress. Nothing in this Agreement shall be construed to grant Integrity any right, title or interest in any ISATORI trade dress. ISATORI expressly acknowledges and understands that the wording and placement of a Claim does NOT constitute protectable trade dress.

(iii)

ISATORI Copyrights. Nothing in this Agreement shall be construed to grant Integrity any right, title or interest in any ISATORI copyright.

9.

Notice of Infringement. ISATORI shall promptly give notice to Integrity of any product, product label, product packaging, advertisement or promotional material of a third party which may infringe a Integrity Patent or Integrity Trademark known to ISATORI. Likewise, Integrity shall promptly give notice to ISATORI of any product label, product packaging, advertisement or promotional material of a third party which may infringe an ISATORI Trademark or Product known to Integrity. Integrity agrees, by all necessary accounts which are deemed appropriate or malicious attempts to violate or infringe the Integrity Patent of Integrity Trademark, to institute proceedings against thirdparty infringers in respect of any infringement of their patent and trademark rights.

10.

Confidentiality. During the term of this Agreement and at all times thereafter each party to this Agreement shall keep confidential and not disclose to others or use for any purpose other than as expressly authorized herein, any confidential information supplied by the other party or its employees or representatives and identified in writing as confidential. Each party shall ensure that its employees and agents shall likewise maintain the secrecy of confidential information and shall comply with the confidentiality and non-use provisions of this Section. The obligation of confidentiality shall not apply to the extent that a party can establish that the confidential information of the other party (Disclosing Party) at issue: (i) entered the public domain without such party’s breach of any obligation owed to the Disclosing Party, (ii) was permitted to be disclosed by the Disclosing Party’s prior written consent, (iii) had become known to such party from a source other than the Disclosing Party, other than by breach of a confidentiality obligation owed to the Disclosing Party, (iv) was disclosed by the Disclosing Party to a third party without restrictions on its disclosure, or (v) was independently developed by the such party without breach of this Agreement. Further, disclosure may be made pursuant to a requirement of law or of judicial or administrative process, provided that the party being required to disclose shall promptly inform the party whose information is to be disclosed in advance of such disclosure so that such party may seek a protective order regarding the confidential information to be disclosed.

11.

Warranties and Representations.

(a)

Mutual. Integrity and ISATORI represent to each other that (i) they have the legal right and power to enter into this Agreement, (ii) they have taken all necessary corporate action to authorize and perform their obligations under this Agreement, and (iii) they have not entered into any inconsistent prior obligation that would affect their ability to perform their obligations or impair the rights of the other party under this Agreement except as to the limitations upon exclusivity noted in Section 2(a)(i) of this Agreement.

(b)

Integrity Warranties. Integrity represents and warrants that ISATORI’s manufacture and sale of Product within the United States of America in accordance with the grant of the licenses set forth in Section 2 of this Agreement does not infringe any third party patent rights known to Integrity as of the Effective Date. Integrity also represents and warrants that ISATORI’s use of Integrity Trademarks in connection with the sale of Product within the United States of America in accordance with the grant of the licenses set forth in Section 2 of this Agreement does not infringe any third party trademark rights known to Integrity as of the Effective Date. Integrity further represents that it knows of no third party claims that would challenge or impair the licenses granted to ISATORI under this Agreement except for the limitations upon exclusivity noted in Section 2(a)(i) of this Agreement. Integrity makes no representation or warranties with respect to any intellectual property rights beyond the grant of the licenses in Section 2 of this Agreement.

12.

Indemnification; Insurance.

(a)

Third Party Patents.

(i)

By Integrity. Integrity agrees to indemnify, hold harmless and defend ISATORI against any and all claims, suits, losses, damages, costs, fees and expenses (collectively, “Losses”) resulting from a third party claim of patent infringement for sale of Product within the United States of America when the allegedly infringed patent was issued prior to the Effective Date and has claims reading upon the use of Ingredient alone for an Approved Indication except where as expressed in Attachment E.

(ii)

By ISATORI. ISATORI agrees to indemnify, hold harmless and defend Integrity against any and all Losses resulting from a third party claim of patent infringement alleging that ISATORI’s manufacture, use, sale offer for sale or importation of Product infringes upon a patent claim reading upon the manufacture or use of Product, but not the manufacture or use of Ingredient alone for an Approved Indication.

(b)

Marketing Activity.

(i)

By ISATORI. ISATORI agrees to indemnify, hold harmless and defend Integrity against any and all losses resulting in whole or in part from any investigation, threatened litigation, threatened administrative action or cause of action brought against Integrity based upon or arising from ISATORI’s advertising and promotional materials for Product or labeling of Product, including, but not limited to, any Losses resulting from trademark infringement, trade dress infringement, copyright infringement, infringement upon a right of publicity, infringement upon a right to privacy, false advertising, unfair competition, interference with business or prospective business, product disparagement, defamation and improper use of a Claim, except to the extent any such losses result from ISATORI’s use of a Integrity Trademark or result from the negligence, recklessness or willful misconduct of Integrity except where as expressed in Attachment E.

(c)

Insurance. Both Integrity and Licensee shall maintain in full force and effect throughout the Term product liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) in the aggregate. Such insurance shall be placed with an insurance company which has a most recent rating given by Best’s Key Rating Guide of at least a “B” or above, or in such other company as Integrity and Licensee may approve. Integrity and Licensee agree to promptly deliver certificates of said insurance to the other party.

13.

Purchase of Ingredients. Integrity agrees to sell Ingredients to ISATORI’s designated manufacturer solely for use by ISATORI in the manufacture of Products pursuant to the license granted in Section 2 of this Agreement, and the designated manufacturer agrees to purchase Ingredients solely for such use, and on the following additional terms and conditions:

(a)

Purchase Orders. Integrity agrees to sell Ingredients in accordance with the terms of purchase orders (“Purchase Orders”) issued by ISATORI’s designated manufacturer from time to time during the term of this Agreement. Such Purchase Orders shall be deemed to incorporate the terms of this Agreement and shall set forth the quantities of Ingredients to be purchased and requested delivery dates and locations. Any term contained in a Purchase Order issued by ISATORI’s designated manufacturer which is an additional term (other than quantity and delivery information) or is inconsistent with this Agreement shall be deemed deleted unless separately initialed by Integrity on such Purchase Order in a manner as to indicate unequivocal acceptance of such additional or inconsistent term or condition. ISATORI’s designated manufacturer agrees to purchase such quantities of Ingredients and make payment therefore in accordance with the terms of Purchase Orders accepted by Integrity and this Agreement. Integrity will accept Purchase Orders that comply with the terms and conditions of this Agreement. If Integrity rejects a Purchase Order, it will notify ISATORI within two (2) business days. ISATORI’s designated manufacturer agrees to the terms of Net 30 days from date of invoice.

(b)

Credit Approval of Designated Manufacturer. ISATORI agrees that it’s designated manufacturer must meet Integrity’s credit approval in order for Integrity to extend credit terms to designated manufacturer. If said designated manufacturer does not meet Integrity’s credit approval, ISATORI agrees to make every commercially available effort to locate an alternative manufacturer that meets Integrity’s credit approval.

(c)

Timeframe for Fulfillment. Integrity will deliver Ingredients to designated manufacturer by the delivery date requested in any Purchase Order provided such delivery date is within the lead times as set forth below and such quantities are included in the sales forecast provided by ISATORI as described below. Integrity may change these lead times from time to time with the mutual consent of ISATORI. Integrity will use commercially reasonable efforts to deliver Ingredients to designated manufacturer by the delivery date requested in any Purchase Order where such delivery date is not within established lead times or included in the sales forecast. ISATORI will keep Integrity informed as to its purchase requirements by providing Integrity, on the first business day of each calendar quarter, a written forecast of ISATORI’s Ingredient requirements and Product sales for the next twelve (12) month period, broken down by month. As of the date of this Agreement, the lead times for deliveries of Ingredients are as follows:

Number of Kilograms per Order	Number of Days for Fulfillment
Up to 100	15 days
100 to 201	30 days
201 and greater	45 days

(d)

Ingredient Warranties. Integrity warrants that: (i) it has title to the Ingredients delivered, (ii) the Ingredients delivered to ISATORI shall conform to specifications provided by Integrity from time to time, (iii) the Ingredients are appropriate for human use when used in accordance with the dose limitations of up to 500mgs of Cinnulin PF per day and up to 100mgs of Razberi-K, and (iv) the Ingredients have been stored, and shipped in accordance with the applicable standards of Good Manufacturing Practices (“CGMP”) promulgated under the Food, Drug and Cosmetic Act (21 USC 301 et. seq.). Integrity will forward to ISATORI, a Certificate of Analysis for each lot of Ingredient shipped to ISATORI. In the event any Ingredient sold by Integrity to ISATORI does not conform to the foregoing warranties, upon return of the non-conforming Ingredient, Integrity will replace the Ingredient at no charge to ISATORI. THESE ARE THE ONLY WARRANTIES WITH RESPECT TO INGREDIENTS GIVEN TO ISATORI, AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE EXCLUDED, AND THE REMEDIES STATED ABOVE ARE THE EXCLUSIVE REMEDIES FOR ANY BREACH OF WARRANTY. In no event shall Integrity be liable for any incidental, consequential or special damages arising out of any breach of warranty or breach of the terms of this Agreement except to the extent provided in the following paragraph in the event of a claim of personal injury brought by a consumer of a Product sold by ISATORI.

(e)

Indemnity - Personal Injury. In the event that a consumer of a Product sold by ISATORI asserts a personal injury claim for damages resulting from bodily harm caused by such Product, ISATORI agrees to indemnify Integrity for and hold Integrity harmless from and against all liability, loss and damage, including reasonable counsel’s fees, incurred by Integrity in connection with such consumer’s claim, except to the extent that such bodily harm was caused solely by Ingredient and the Product was labeled in accordance with the suggested dose limitations noted in Section 19 C, warnings and conditions as Integrity may provide to ISATORI.

(f)

Delivery and Acceptance of Goods.

(i)

Delivery. Delivery of Ingredient to ISATORI shall be made to the location specified in a Purchase Order accepted by Integrity.

(ii)

Delays. If any Ingredient subject to a Purchase Order or any part thereof, cannot be shipped on the date or within the time specified in the Purchase Order, or if such a delay is threatened, Integrity shall advise ISATORI’s purchasing department immediately. If delivery is delayed more than thirty (30) days from the agreed-upon delivery date specified on such Purchase Order, ISATORI may cancel such Purchase Order. Cancellation of the Purchase Order shall be ISATORI’s exclusive remedy for failure to deliver Ingredient by such delivery date, and Integrity shall have no liability for damages caused by the delay. Except for cancellation due to delayed delivery beyond thirty (30) days, a Purchase Order for Ingredient shall be noncancellable.

(iii)

Acceptance. Acceptance of Ingredient shall be deemed to occur after designated manufacturer has had a reasonable opportunity, no longer than twenty (20) calendar days from the date of delivery, to inspect the Ingredient. Unless rejected within such time, all Ingredients delivered to ISATORI shall be deemed accepted and ISATORI shall be deemed to waive any right to revoke acceptance.

(iv)

Nonconforming Ingredient. ISATORI may only reject or revoke acceptance of Ingredient as to that quantity which is not in conformity with the specifications for Ingredient.

(g)

Compliance with Local Laws. ISATORI agrees to fully comply, at its own expense, with all-applicable laws and regulations relating to its manufacture, marketing and sale of Products. Integrity makes no representation regarding (i) the ability of ISATORI to manufacture or sell Products, (ii) the impact of any regulations or restrictions applicable to such activities, or (iii) the use of Ingredient in connection therewith. ISATORI is solely responsible for compliance with all applicable laws and regulations and agrees to indemnify Integrity for and hold Integrity harmless from and against all claims, liability, loss and damage, including reasonable counsel’s fees, incurred by Integrity arising out of or in connection with ISATORI’s failure to comply with such laws and regulations.

(h)

Freight and Insurance. Integrity shall ship Ingredient subject to any Purchase Order via common carrier selected by ISATORI’s designated manufacturer and all transportation and insurance costs to the point of delivery specified in the accepted Purchase Order.

(i)

Title and Risk of Loss. Title to Ingredient shall remain with Integrity until acceptance by ISATORI or designated manufacturer. Risk of loss shall pass to ISATORI’s designated manufacturer upon shipment.

14.

Marking. ISATORI agrees to mark all Product in accordance with the provisions of 35 U.S.C. §287(a).

15.

Term and Termination.

(a)

Term. Unless previously terminated in accordance with Section 15(b) below, the initial term of this Agreement shall be twelve (12) months from the Effective Date. The Agreement shall be renewable for two (2) additional twelve (12) month periods upon the mutual written agreement of the parties at least ninety (90) days prior to the end of any term.

(b)

Early Termination.

(i)

No Valid Claims. Despite the initial and renewal terms set forth in Section 15(a) above, this Agreement and the patent and trademark licenses granted by the Agreement shall automatically terminate when no Valid Claim remains.

(ii)

Written Agreement. Despite the initial and renewal terms set forth in Section 15(a) above, this Agreement and the patent and trademark licenses granted by the Agreement may be terminated at any time by mutual written agreement of Integrity and ISATORI.

(iii)

Change in Control. In the event that all or substantially all of Integrity’s business assets are sold to a third party, or a majority of the outstanding shares of capital stock of Integrity are sold to a third party, or Integrity is party to a merger, consolidation or exchange in which Integrity is not the surviving entity, Integrity may terminate this Agreement by giving ISATORI written notice at least six (6) months prior to the date of termination specified in the notice, and on the date specified in such notice, this Agreement and the patent and trademark licenses granted by the Agreement shall terminate.

(c)

Early Termination for Cause. Despite the initial and renewal terms set forth in Section 15(a) above, Integrity and ISATORI may immediately and unilaterally terminate this Agreement and the patent and trademark licenses granted by the Agreement (except for those obligations which shall survive termination as set forth in Section 16(b) of this Agreement) under either of the conditions set forth below.

(i)

Bankruptcy. The other party files a petition for bankruptcy, becomes insolvent, makes an assignment for the benefit of creditors, or goes into liquidation or receivership.

(ii)

Default. The other party has materially breached this Agreement, or materially defaulted under any of its obligations under this Agreement, including but not limited to late payment by more than 30 days by ISATORI to Integrity on any invoices for Ingredient shipped, and has not cured such breach/default within thirty (30) days after receiving notice of default by the non-defaulting party.

16.

Effect of Expiration or Termination.

(a)

Generally. Expiration or termination of this Agreement shall not affect any rights or obligations of either party accruing prior to such expiration or termination.

(b)

Survival. The rights and obligations set forth in Sections 3, 7, 8, and 10 shall survive expiration or termination of this Agreement.

(c)

Sale of Inventory. Upon termination of this Agreement ISATORI shall be permitted a one hundred and eighty (180) day run-out period within which it may sell remaining inventory of Product bearing a Integrity Trademark in accordance with the terms of the Agreement

17.

General Terms.

(a)

Notice Conditions. All notices provided for in this Agreement shall be in writing and shall be considered properly given if sent by first class mail, facsimile transmission, overnight delivery, or by personal courier delivery to the respective address of each party as set forth below. Address changes may be made only in writing with thirty (30) days advance notice:

To Integrity:

FHG Corporation

D/B/A: Integrity Nutraceuticals International

Attn: Tim Romero

201 Field End Street

Sarasota, Florida 34240

To ISATORI:

ISATORI Technologies, LLC.

Attn: Stephen Adele

15000 West 6th Avenue, Suite 202

Golden, Colorado 80401

(b)

Assignment Conditions. No assignment or transfer of this Agreement, or any part thereof, shall be made by either party without the signed, written consent of the other party. All purported assignments and transfers without such consent shall be void ab initio. Consent to assignment may be withheld by either party without cause.

(c)

Entire Agreement. This Agreement constitutes the sole and entire Agreement between Integrity and ISATORI.  This Agreement contains the entire understanding of the parties in respect of the transactions contemplated.

(d)

Modification or Recision. This Agreement may only be modified, supplemented, amended, waived, or rescinded, by an instrument in writing duly executed by Integrity and ISATORI.

(e)

Waiver. Any waiver by either party of any default of the other party shall not affect or impair any right arising from any subsequent default. Nothing herein shall limit the remedies and rights of the parties pursuant to this Agreement.

(f)

Relationship of Parties. The relationship between Integrity and ISATORI is that of independent contractors. Integrity and ISATORI are not joint venturers, partners, principle and agent, master and servant, or employer and employee, and have no relationship other than as independent contracting parties. The parties shall have no power to bind or obligate each other in any manner.

(g)

Dispute Resolution.

(i)

Resolution Between the Parties. It is hereby agreed by and between the parties hereto should a dispute develop regarding this Agreement that each party will first engage in reasonable and good faith efforts to peacefully resolve said dispute before resorting to formal action.

(ii)

Arbitration. Any claim made or action commenced by a party shall be submitted for binding arbitration governed by the rules and procedures of the American Arbitration Association. Arbitration shall be held within sixty (60) miles of Integrity’s principal place of business if initiated by Integrity and within sixty (60) miles of ISATORI’s principal place of business if initiated by ISATORI. Arbitration fees, including those assessed by the arbitrator(s) and the American Arbitration Association, shall be paid by the initiating party, unless the arbitrator(s) award the initiating party all relief sought by the initiating party at the time the arbitration is commenced, in which event the party against whom the arbitration was commenced shall pay such fees. The arbitrator(s) must also award attorneys fees on a claim by claim basis to the prevailing party on each claim for relief submitted for arbitration.

(h)

Force Majeure. Neither party will be liable to the other for any delay or nonperformance of such party’s obligations under this Agreement (or any part thereof) by reason of any fire, flood, natural catastrophe, civil disturbance, labor disturbance (including strikes), war (or warlike acts of any kind), insurrection, sabotage, blockades, the application of laws or regulations, governmental acts or demands and events normally considered Acts of God or any other cause of any nature beyond the non-performing party’s control (any such event, an event of “Force Majeure”). Should such an event occur, the party claiming the existence of Force Majeure shall promptly notify the other party of the occurrence and the nature of the event.

(i)

Separable Terms and Conditions.

(i)

Separable Terms. In the event that any portion of this Agreement is held invalid or unenforceable for any reason, said invalidity or unenforceability shall not affect the other portions of this Agreement, and the remaining terms and conditions or portions thereof shall remain in full force and effect.

(ii)

Arbitrator Permitted Modifications. An arbitrator, appointed in accordance with Section 17(g), is hereby authorized to modify any such objectionable provision of this Agreement SO as to make such provision valid, reasonable and enforceable while maintaining the legitimate function and purpose of this Agreement.

(j)

Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of Florida. The laws of the State in which any action is brought shall apply to and govern any dispute arising under or in connection with this Agreement. If any action is filed by ISATORI the venue and forum will be held in Golden, Jefferson County, Colorado. If any action is filed by Integrity the venue and forum will be held in Sarasota, Sarasota County, Florida.

IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date written within the opening paragraph of this Agreement.

Integrity Nutraceuticals International	ISATORI Technologies, LLC.

By	By
Tim Romero, Vice President	Stephen Adele, Chief Executive Officer

Date:	Date: